UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2014

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#1562 128th Avenue, Surrey, British Columbia, Canada	V4A 3T7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 560-1503

__________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On August 22, 2014, we entered into an agreement with Green Baron Ventures Inc., doing business as Evergreen Marketing, Inc. Pursuant to this agreement, Green Baron is to provide us with investor relation services. In exchange for the service provided by Green Baron, we are to compensate Green Baron with a total of USD$3,500 and an aggregate of 12,000 common shares of our company.

As of August 22, 2014, we issued 12,000 common shares of our company to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

On May 7, 2013, we previously entered into an employment agreement with Patrick Dodd and our subsidiary Mantra Energy Alternatives Ltd., wherein Mr. Dodd was retained to serve as a director of our company. On March 1, 2014, we amended this agreement which granted Mr. Dodd options to purchase 150,000 common shares of our company at $0.02 per common share. On August 25, 2014, Mr. Dodd notified us and provided payment for the exercise of the options.

As of August 25, 2014, we issued 150,000 common shares of our company to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1	Agreement with Green Baron Ventures Inc., doing business as Evergreen Marketing, Inc. dated August 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President, Chief Executive Officer, Chief Financial
Officer, Secretary, Treasurer and Director

Date August 27, 2014